Exhibit 99.1

AI Transportation Acquisition Corp Announces Postponement of Adjourned Extraordinary General Meeting in Lieu of the 2024 Annual Meeting of Shareholders

New York, November 8, 2024 (GLOBE NEWSWIRE) – AI Transportation Acquisition Corp (“AITR”) (NASDAQ: AITR), a special purpose acquisition company, today announced that the adjournment of its extraordinary general meeting in lieu of its 2024 annual meeting of shareholders (“Meeting”) will be postponed from its scheduled time of 9:30 a.m. Eastern Time on November 8, 2024 to 9:30 a.m. Eastern Time on November 22, 2024 to procure additional votes for the proposals.

The Meeting can still be attended in person or accessed virtually at the following website: https://www.cstproxy.com/aitransportation/2024 with Conference ID: 5382572#). You will need the 12-digit meeting control number that is printed on your proxy card to enter the Meeting.

The record date for the Meeting remains October 18, 2024. To exercise redemption rights, holders must tender their share certificates to Continental Stock Transfer & Trust Company, AITR Acquisition’s transfer agent, no later than two (2) business days prior to the Meeting, which deadline is now November 20, 2024.

Shareholders as of the record date can vote, even if they have subsequently sold their shares. Any shareholders who wish to change their vote and need assistance should contact Continental Stock Transfer & Trust Company at 917-262-2373, or email proxy@continentalshare.com. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the rescheduled meeting by requesting that the transfer agent return such public shares prior to 9:30 a.m. Eastern Time on November 20, 2024.

About AI Transportation Acquisition Corp

AI Transportation Acquisition Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target While the Company may pursue a target in any industry, section or geography, it intends to focus the search for a target business in the transportation field, including but not limited to logistics, new energy vehicles, smart parking, on-board chips and AI algorithms, automotive services and related areas of intelligent transportation. The Company is led by its Chief Executive Officer, Mr. Yongjin Chen.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Special Meeting and the Proposals and related matters. Information regarding the Company’s directors and executive officers is available in Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2024 (the “Proxy Statement”). Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

Non-Solicitation

This press release is for informational purposes and is not intended and does not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer or invitation for the sale or purchase of the securities, assets or the business of AI Transportation Acquisition Corp, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contact:

AI Transportation Acquisition Corp

Mr. Yongjin Chen

Chief Executive Officer

10 East 53rd Street, Suite 3001

New York, NY 10022

Email: chenyongjin@ds-cap.com